CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Registration Statement on Form N-1A of the Forum Funds. Such reference is included in the Statement of Additional Information of the Merck Absolute Return Currency Fund under “Independent Registered Public Accounting Firm.”

                                                           BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania
September 8, 2009